Exhibit 99.1

DATALINK REPORTS 2011 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Record Second Quarter and Six Month Revenue Up 26% and 31% Year-Over-Year, Respectively

CHANHASSEN, Minn., July 20, 2011 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its second quarter and six month period that ended June 30, 2011.  Revenues for the quarter ended June 30, 2011, increased 26% to $89.5 million compared to $70.9 million for the prior-year period.  Revenues for six months ended June 30, 2011, increased 31% to $175.2 million compared to $133.4 million for the six months ended June 30, 2010.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.7 million or $0.16 per diluted share for the second quarter ended June 30, 2011.  This compares to break-even in the second quarter of 2010.  For the six months ended June 30, 2011, the company reported net earnings of $4.4 million or $0.29 per diluted share, compared to a net loss of $886,000, or $0.07 per diluted share, for the six months ended June 30, 2010.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2011 were $3.3 million, or $0.19 per diluted share, compared to non-GAAP net earnings of $748,000, or $0.06 per diluted share, in the second quarter of 2010.  For the six months ended June 30, 2011, the company reported non-GAAP net earnings of $5.5 million, or $0.36 per diluted share, compared to net earnings of $850,000, or $0.07 per diluted share, for the six months ended June 30, 2010.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Paul Lidsky, Datalink’s president and CEO, commented, “The second quarter of 2011 was another record quarter for Datalink.  Our momentum from a record 2010 and record first quarter of 2011 has continued.  We reported record second quarter and six month revenues and earnings, which exceeded the investor guidance given at the beginning of the quarter.  This represents our ninth consecutive quarter of non-GAAP net earnings.   Other significant accomplishments for the second quarter of 2011 include:

•                  We continue to see an increase in multi-million dollar accounts with Global 500 companies. In the first six months of 2011 we had 36 customers each purchase over $1 million of product and services from us as compared to 23 customers in the first six months of 2010.  In addition, we acquired 77 new customers in the second quarter of 2011.

•                  Our customer intimacy is a cornerstone to our go-to-market strategy to deliver premier services to our customers, as demonstrated by our 21% increase in services to a record $33.0 million in the second quarter.  This represents our second quarter in a row with twenty plus percent service revenue growth.

•                  We exited the quarter with a strong balance sheet.  Our working capital increased $3.6 million to $46.2 million and we have no debt.

•                  Our company’s growth was also spotlighted by our recognition from CRN Everything Channel.  Our VAR500 ranking was elevated to 72, compared to 195 in 2010, and furthermore we were awarded the “Top Services Sales Growth” at the VAR500 executive conference and profiled as one of the “Titans of Transformation” editorial follow up to the event.

•                  We were one of the first partners worldwide to achieve the Advanced Data Center Architecture (DCA) Specialization from Cisco, recognized for continuing to make significant investment to ensure our customers can make their data centers more efficient, agile and resilient.  Our diligence has not waivered to provide our customers with the most technically adept professionals in the market”.

Outlook

Based on the company’s backlog and sales pipeline we expect revenues to be between $85 million and $90 million for the third quarter of 2011 and we expect third quarter 2011 net earnings to be between $0.12 and $0.16 per diluted share on a GAAP basis, and net earnings to be between $0.15 and $0.19 per diluted share on a non-GAAP basis.  This compares to revenues of $69.2 million in the third quarter of 2010.  GAAP net earnings per share in the third quarter of 2010 were $0.06 and non-GAAP net earnings per share were $0.11 per share.

“Our third quarter guidance represents a 23% to 30% increase in revenues and a 36% to 72% increase in non-GAAP net earnings per share over the same period last year” said Lidsky.  “I believe that our first half results and third quarter forecast are both indicative of the steadily increasing demand for unified data center infrastructure and that our customers and prospects continue to invest in this area.  Our investments in expanded product and services portfolio are allowing us to take full advantage of this growing market,” he added.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.03 per diluted share for the third quarter of 2011.

Effect of Accounting Change

Effective January 1, 2011, the company was required to adopt a new revenue recognition accounting standard.  This new standard, which applies to all resellers of computer hardware,

requires that the company now recognize product revenues upon shipment versus upon installation under its old revenue recognition method.  Accordingly the company’s first quarter and six months of 2011 results reflects this new revenue recognition policy.  The company’s revenue for the first six months of 2011 includes $8.3 million of revenues that were recognized in the first six months of 2011 that would have been recognized in the fourth quarter of 2010 if the company had been recognizing revenue upon shipment in 2010.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (80915432). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2011 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:
Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO
Phone: 720-566-5110	Phone: 952-279-4816
Email: sgallagher@datalink.com	Email: gbarnum@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone: 952-279-4794
Fax: 952-944-7869
Email: einvestor@datalink.com
website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales:
Products	$56,540	$43,990	$112,140	$82,166
Services	32,941	26,885	63,035	51,253
Total net sales	89,481	70,875	175,175	133,419

Cost of sales:
Cost of products	42,967	34,119	85,193	63,981
Cost of services	24,835	19,719	47,548	37,792
Amortization of intangibles	—	277	—	554
Total cost of sales	67,802	54,115	132,741	102,327
Gross profit	21,679	16,760	42,434	31,092
Operating expenses:
Sales and marketing	9,404	8,098	18,561	15,765
General and administrative	3,695	3,822	7,524	7,325
Engineering	3,818	4,330	8,205	8,256
Integration and transaction costs	—	192	—	581
Amortization of intangibles	383	383	765	765
Total operating expenses	17,300	16,825	35,055	32,692
Earnings (loss) from operations	4,379	(65)	7,379	(1,600)
Interest income (expense)	1	3	4	8
Earnings (loss) before income taxes	4,380	(62)	7,383	(1,592)
Income tax expense (benefit)	1,683	(67)	2,938	(706)
Net earnings (loss)	$2,697	$5	$4,445	$(886)

Earnings (loss) per common share:
Basic	$0.16	$0.00	$0.30	$(0.07)
Diluted	$0.16	$0.00	$0.29	$(0.07)
Weighted average common shares outstanding:
Basic	16,357	12,789	15,006	12,763
Diluted	16,840	13,005	15,456	12,763

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$23,282	$8,988
Short term investments	9,729	—
Accounts receivable, net	49,955	57,779
Inventories	1,415	2,210
Current deferred customer support contract costs	53,745	48,715
Inventories shipped but not installed	4,878	7,191
Income tax receivable	65	1,064
Other current assets	550	607
Total current assets	143,619	126,554
Property and equipment, net	2,258	2,126
Goodwill	23,146	23,146
Finite life intangibles, net	4,454	5,219
Deferred customer support contract costs non-current	23,800	18,742
Other assets	281	285
Total assets	$197,558	$176,072
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,157	$28,749
Accrued commissions	3,092	3,546
Accrued sales and use tax	581	1,414
Accrued expenses, other	3,759	3,427
Income tax payable	—	—
Current deferred tax liability	3,723	3,723
Customer deposits	2,769	2,209
Current deferred revenue from customer support contracts	67,152	61,571
Other current liabilities	195	279
Total current liabilities	97,428	104,918
Deferred income tax liability	203	203
Deferred revenue from customer support contracts non-current	28,940	23,284
Other liabilities non-current	102	212
Total liabilities	126,673	128,617

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized,17,189,509 and 13,569,533 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	17	14
Additional paid-in capital	62,314	43,332
Retained earnings	8,554	4,109
Total stockholders’ equity	70,885	47,455
Total liabilities and stockholders’ equity	$197,558	$176,072

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net earnings (loss) on a GAAP basis	$2,697	$5	$4,445	$(886)
Adjustments:
Amortization of intangible assets	—	277	—	554
Purchase accounting adjustment to Incentra and MCSI deferred revenue and cost, net	33	283	69	656
Total gross margin adjustments	33	560	69	1,210

Stock based compensation expense included in sales and marketing	87	90	117	179
Stock based compensation expense included in general and administrative	312	107	608	234
Stock based compensation expense included in engineering	101	76	200	152
Integration and transaction costs		192	—	581
Amortization of intangible assets	383	383	765	765
Total operating expense adjustments	883	848	1,690	1,911

Income tax expense	348	665	700	1,385

Non-GAAP net earnings	$3,265	$748	$5,504	$850

Non-GAAP net earnings per share - Basic	$0.20	$0.06	$0.37	$0.07
Non-GAAP net earnings per share - Diluted	$0.19	$0.06	$0.36	$0.07

Shares used in non-GAAP per share calculation - Basic	16,357	12,789	15,006	12,763
Shares used in non-GAAP per share calculation - Diluted	16,840	13,005	15,456	12,924

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2011	2010

Cash flows from operating activities:
Net earnings (loss)	$4,445	$(886)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for bad debts	(4)	(11)
Depreciation	478	441
Amortization of finite lived intangibles	765	1,319
Amortization of discount on short term investments	—	—
Income tax payable (receivable)	999	(197)
Stock based compensation expense	925	567
Changes in operating assets and liabilities, in 2010 net of effects of acquisition:
Accounts receivable, net	7,828	10,708
Inventories	3,108	(510)
Deferred costs/revenues/customer deposits, net	1,709	3,109
Accounts payable	(12,592)	(13,154)
Accrued expenses	(955)	(921)
Other	(133)	(203)
Net cash provided by operating activities	6,573	262

Cash flows from investing activities:
Sale (purchase) of investments	(9,729)	2,730
Purchases of property and equipment	(610)	(769)
Net cash provided by (used in) investing activities	(10,339)	1,961

Cash flows from financing activities:
Proceeds from stock offering	17,453	—
Payment of note payable due to seller of acquired business	—	(3,000)
Excess tax from stock compensation	113	(29)
Proceeds from issuance of common stock from option exercise	494	251
Tax withholding payments reimbursed by restricted stock	—	(78)
Net cash provided by (used in) financing activities	18,060	(2,856)

Increase (decrease) in cash and cash equivalents	14,294	(633)
Cash and cash equivalents, beginning of period	8,988	12,901
Cash and cash equivalents, end of period	$23,282	$12,268

Supplemental cash flow information:
Cash paid for income taxes	$1,942	$57
Cash received for income tax refunds	$117	$538